As filed with the U.S. Securities and Exchange Commission on May 31, 2023.

Registration No. 333-268691

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ohmyhome Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrants name into English)

Cayman Islands	3990	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11 Lorong 3 Toa Payoh,

Block B #04-16/21, Jackson Square

Singapore 319579

Tel: +65 6886 9009

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq.

Mengyi “Jason” Ye, Esq.

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

T: 212-588-0022

Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note

On December 6, 2022, the Registrant filed a registration statement on Form F-1 (Registration No. 333-268691), which was subsequently declared effective by the Securities and Exchange Commission on March 20, 2023 (“Registration Statement”).

This Post-Effective Amendment is being filed pursuant to Section 10(a)(3) of the Securities Act of 1933, as amended, to update the Registration Statement to include the audited consolidated financial statements and the notes thereto for the fiscal years ended December 31, 2022 and 2021, and certain other information in such Registration Statements.

No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of such Registration Statement.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED MAY 31, 2023

Ohmyhome Limited

975,000 Ordinary Shares

This prospectus relates to 975,000 of our ordinary shares with $0.001 par value per share (the “Ordinary Shares”), of Ohmyhome Limited that may be sold from time to time by Anthill Corporation Pte. Ltd. (“Anthill” or the “Selling Shareholder”) as to 975,000 Ordinary Shares, the existing shareholder of our Company that is selling a portion of their Ordinary Shares pursuant to this prospectus.

We have received the approval letter from Nasdaq Stock Market LLC (“Nasdaq”) to have our Ordinary Shares listed on the Nasdaq Capital Market under the symbol “OMH.”

Our Ordinary Shares are listed on the Nasdaq Capital Market and, once, and if, there is an established market for these resale shares, the Selling Shareholder may sell the resale shares from time to time at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See Risk Factors beginning on page 14 to read about factors you should consider before buying our Ordinary Shares.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see Implications of Being an Emerging Growth Company and Implications of Being a Foreign Private Issuer beginning on page 12 for more information.

We are a holding company that is incorporated in the Cayman Islands. As a holding company with no operations, we conduct all of our operations through our subsidiaries in Singapore and Malaysia. The Ordinary Shares offered in this offering are shares of the holding company that is incorporated in the Cayman Islands. Investors of our Ordinary Shares should be aware that they may never directly hold equity interests in our subsidiaries.

Neither the United States Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The date of this prospectus is May 31, 2023.

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ABOUT THIS PROSPECTUS

We have not authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or any related free writing prospectus. We do not take responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

We obtained statistical data, market data and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data.

PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”).

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them, and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Our financial year ends on December 31 of each year. References in this prospectus to a financial year, such as “financial year 2022”, relate to our financial year ended December 31 of that calendar year.

For the sake of undertaking a public offering of its Ordinary Shares, on November 30, 2022, the Company completed a series of reorganizing transactions resulting in 16,250,000 Ordinary Shares outstanding that have been retroactively restated to the beginning of the first period presented herein.

Financial Information in U.S. Dollars

Our reporting currency is the Singapore dollar. Unless otherwise stated, all translations of Singapore dollars into U.S. dollars were made at S$1.3404 to US$1.00 for the financial year ended December 31, 2022 amounts and S$1.352 to US$1.00 for the financial year ended December 31, 2021 amounts, in accordance with our internal exchange rate. We make no representation that the Singapore dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Singapore dollars, as the case may be, at any particular rate or at all.

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MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary”, “Risk Factors”, “Use of Proceeds”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Industry Overview” and “Business”. These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors”, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe”, “plan”, “expect”, “intend”, “should”, “seek”, “estimate”, “will”, “aim” and “anticipate”, or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

●	our business and operating strategies and our various measures to implement such strategies;

●	our operations and business prospects, including development and capital expenditure plans for our existing business;

●	our independent registered public accounting firm expressed substantial doubt regarding our ability to continue as a going concern. Our ability to continue as a going concern requires that we obtain sufficient funding to finance our operations;

●	changes in policies, legislation, regulations or practices in the industry and those countries or territories in which we operate that may affect our business operations;

●	our financial condition, results of operations and dividend policy;

●	changes in political and economic conditions and competition in the area in which we operate, including a downturn in the general economy;

●	the regulatory environment and industry outlook in general;

●	future developments in the property and property technology markets and actions of our competitors;

●	catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;

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●	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

●	the overall economic environment and general market and economic conditions in the jurisdictions in which we operate;

●	our ability to execute our strategies;

●	changes in the need for capital and the availability of financing and capital to fund those needs;

●	our ability to anticipate and respond to changes in the markets in which we operate, and in client demands, trends and preferences;

●	exchange rate fluctuations, including fluctuations in the exchange rates of currencies that are used in our business;

●	changes in interest rates or rates of inflation; and

●	legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The property and property technology markets in the jurisdictions where we carry on business or propose to expand may not grow at the rate projected by such market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

DEFINITIONS

●	“AI” refers to artificial intelligence.
●	“Amended and Restated Memorandum and Articles of Association” refers to the amended and restated memorandum and articles of association of our Company adopted on November 28, 2022, and as amended from time to time.

●	“Anthill” refers to Anthill Corporation Pte. Ltd., a company incorporated in Singapore and owned as to 50% each by Ms. Rhonda Wong and Ms. Race Wong and which own 8,668,066 Ordinary Shares representing approximately 46.23% of the entire issued share capital of our Company.

●	“BVI” refers to the British Virgin Islands.

●	“CEA” refers to Council for Estate Agencies of Singapore.

●	“Company” or “our Company” refers to Ohmyhome Limited, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act on July 19, 2022.

●	“Companies Act” refers to the Companies Act (2021 Revision) of the Cayman Islands, as amended, supplemented or modified from time to time.

●	“Cora.Pro” refers to Cora.Pro Pte. Ltd., a company incorporated in Singapore on May 21, 2020, and an indirect wholly-owned subsidiary of our Company.

●	“COVID-19” refers to the Coronavirus Disease 2019.

●	“COVID-19 Act” refers to the COVID-19 (Temporary Measures) Act 2020 of Singapore, as amended, supplemented or modified from time to time.
●	“COVID-19 Regulations” refers to the COVID-19 (Temporary Measures) (Control Order) Regulations 2020 of Singapore, as amended, supplemented or modified from time to time.

●	“Directors” refers to the directors of our Company as at the date of this annual report, unless otherwise stated.

●	“DIY” refers to do-it-yourself.

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●	“Estate Agents Act” refers to the Estate Agents Act 2010 of Singapore, as amended, supplemented or modified from time to time.

●	“Exchange Act” refers to the United States Securities Exchange Act of 1934, as amended.

●	“Executive Directors” refers to the executive directors of our Company as at the date of this annual report, unless otherwise stated.

●	“Executive Officers” refers to the executive officers of our Company as at the date of this annual report, unless otherwise stated.

●	“Ganze” refers to Ganze Pte. Ltd., a company incorporated in Singapore on December 7, 2021, and an indirect wholly-owned subsidiary of our Company.

●	“Group,” “our Group,” “we,” “us,” or “our” refers to our Company and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors.

●	“GST” refers to the Goods and Services Tax chargeable pursuant to the Goods and Services Tax Act 1993 of Singapore.

●	“HDB” refers to the Housing & Development Board of Singapore.

●	“Independent Directors” refers to the independent non-executive Directors of our Company as at the date of this annual report, unless otherwise stated.

●	“MATCH” refers to the property matching technology and algorithm developed by our Group.

●	“MOM” refers to the Ministry of Manpower of Singapore.

●	“Ms. Race Wong” refers to Ms. Wong Wan Pei, our Director and Chief Operating Officer.

●	“Ms. Rhonda Wong” refers to Ms. Wong Wan Chew, our Director and Chief Executive Officer.

●	“Ohmyhome (BVI)” refers to Ohmyhome (BVI) Limited, a company incorporated in the BVI on July 27, 2022, and a wholly-owned subsidiary of our Company.

●	“Ohmyhome (I)” refers to Ohmyhome Insurance Pte. Ltd., a company incorporated in Singapore on March 5, 2020, and an indirect wholly-owned subsidiary of our Company.

●	“Ohmyhome (M)” refers to Ohmyhome Sdn. Bhd., a company incorporated in Malaysia on January 17, 2019, and an indirect subsidiary of our Company.

●	“Ohmyhome (R)” refers to Ohmyhome Renovation Pte. Ltd., a company incorporated in Singapore on March 5, 2020, and an indirect wholly-owned subsidiary of our Company.

●	“Ohmyhome (RL)” refers to Ohmyhome Realtors Sdn. Bhd., a company incorporated in Malaysia on January 17, 2019, and an indirect subsidiary of our Company.

●	“Ohmyhome (S)” refers to Ohmyhome Pte. Ltd., a company incorporated in Singapore on June 12, 2015, and an indirect wholly-owned subsidiary of our Company.

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●	“Ordinary Shares” refers to the ordinary shares in the capital of our Company.

●	“Operating Subsidiaries” refers to Ohmyhome (S), Ohmyhome (I), Ohmyhome (R), Cora.Pro, Ganze, Ohmyhome (M) and Ohmyhome (RL).

●	“Other Existing Shareholders” refers to the existing shareholders of our Company immediately prior to the initial public offering (excluding Anthill), namely Ang Yen Ney, Anthony Craig Bolger, Ong Eng Yaw, Primefounders Pte. Ltd., Teo Khiam Chong, Vienna Management Ltd., Wang Yu Huei, K3 Ventures Pte. Ltd., Lee Kwi Thai, GEC Tech Ltd., Chew Kwee San, Fong Cheng Kee, Swettenham Blue Pte. Ltd. and Tsai Chun-Chia (all of whom are Independent Third Parties except Anthony Craig Bolger, Lee Kwi Thai and Vienna Management Ltd.) holding 284,806; 58,693; 344,593; 591,395; 230,215; 1,785,941; 460,429; 118,662; 122,307; 1,227,446; 292,280; 301,120; 625,024 and 416,683 Ordinary Shares, respectively.

●	“Representative” refers to Prime Number Capital LLC, acting as the lead managing underwriter and book-runner with respect to the Ordinary Shares subject to the initial public offering.

●	“RM” refers to Malaysian ringgit, the lawful currency of Malaysia.

●	“S$” or “SGD” or “Singapore Dollars” refers to Singapore dollar(s), the lawful currency of Singapore.

●	“SCAL” refers to Singapore Contractors’ Association Limited.

●	“SEC” refers to the United States Securities and Exchange Commission;

●	“Securities Act” refers to the U.S. Securities Act of 1933, as amended, supplemented or modified from time to time.

●	“Shareholders” refers to the holders of Ordinary Shares.

●	“Singapore Companies Act” refers to the Companies Act 1967 of Singapore, as amended, supplemented or modified from time to time.

●	“Super Agents” refers to licensed real estate agents and salespersons employed by our Group on a full-time basis and not associated with any other agencies in the jurisdictions where we operate.

●	“TDSR” refers to the Total Debt Servicing Ratio.

●	“US$” or “U.S. dollars” refers to the lawful currency of the United States;

●	“U.S.” or “United States” refers to the United States of America.

●	“VR” refers to virtual reality.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors”, “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, that are incorporated by reference in this prospectus, before deciding to invest in our Ordinary Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements”.

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Overview

Who We Are

We are a data and technology-driven property technology company based in Singapore. Through our subsidiaries, we operate a one-stop-shop property platform which provides end-to-end property solutions and services for our customers, which comprises brokerage services and emerging and other services, such as home renovation and furnishing services, listing and research, mortgage referral, legal services and insurance referral services. We operate on a data-driven customer-centric business model and through our platform, we seek to provide a comprehensive suite of property solutions and services to aid our customers in every step of their property transaction journey, with the objective of making property transactions and related services simple, efficient and affordable for all.

Since the incorporation of our subsidiary, Ohmyhome (S), in 2015 and the commencement of our business operations in 2016, our platform has facilitated over 5,800 agent brokerage transactions and other property-related services and over 7,300 self-transacted online property transactions, with an aggregate GTV of over US$2.7 billion as of March 31, 2023, making us one of Singapore’s largest integrated property transactions and services platform, according to Frost & Sullivan. We operate our Ohmyhome platform in Singapore and Malaysia. Today, Ohmyhome has been ranked Singapore’s top mobile application for property listings and transactions by customer ratings and is a leading one-stop property platform for property transactions and property-related services for both the HDB property market and the private property market, according to Frost & Sullivan.

Our platform appeals to and supports a growing online community and network of users looking to list and search for properties online, seeking information on their property transactions and other value-added services, through the comprehensive property-related solutions and services available on our platform. As at March 31, 2023, we have around 200,000 monthly active users on our online website and mobile application on average, and over 700,000 downloads of our mobile application. Our website also receives a weekly average of over 100,000 unique visitors and a weekly average of over 280,000 website visits. As at March 31, 2023, our platform contained over 20,000 active listings for residential properties for sale and rental on a monthly basis. An active listing refers to a listing where the property of the subject listing is still on the market for sale or for lease. Each listing has an expiration date of 30 days from the date of the listing and listing owners will have to renew the listing before its expiry to keep the listing active for another 30 days. In the event where a listing has reached its expiry or is indicated as sold or leased as the case may be, such listing would be removed and will no longer be searchable by the public unless a new listing has been created.

We believe that our diverse range of listings and comprehensive range of property-related services provides an effective channel for customers to market and search for properties and provides speed, ease and reliability to their property transactions.

Our Technology-Enabled Solutions

We believe that the use of technology and data is our key edge over our competitors. Our core service offerings are categorized as follows, all of which are offered through our one-stop platform:

●	Brokerage Services. For clients who wish to engage professional real estate services, we offer brokerage services through our Super Agents to represent customers seeking to purchase, sell, rent, or lease their properties on our platform. We also provide documentation services for clients who have already found a keen counterpart to their transactions and wish to engage us to assist with all necessary paperwork to complete the transaction.

●	Emerging and Other Services. We offer the following emerging and other services in connection with property transactions, which can each be utilized by our customers as a standalone service or in conjunction with our other service offerings:

(a)	Listing and Research. We provide an online platform for home sellers to freely list their properties and for home buyers to freely view such listings. We also provide online tools and resources, including property transaction guides, automated electronic valuation of listed properties, and calculators for mortgage affordability and determining the amount of stamp duty payable on any property transaction, to provide our users with comprehensive resources to aid them in embarking on their property transaction journey.

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(b)	Mortgage Referral Services. Through our online platform, we provide our customers with referrals to experienced financial service providers from our partner banks, who provide mortgage advice and financing guidance. We also value-add by compiling and comparing the interest rates across our wide range of partner banks, to provide the financing option best tailored to individual customer’s needs.

(c)	Legal Services. We provide our customers with access to specialized law firms through our online platform, which provide conveyancing services, legal advice and the preparation of documentation to provide our users with a hassle-free conveyancing process and to better equip them with sufficient know-how to protect their legal interests while completing their property transactions.

(d)	Insurance Referral Services. We partner with established insurance brokers to provide our customers with access to insurance policies, such as home insurance and fire insurance, to meet their property transaction needs.

(e)	Renovation and Home Services. We offer renovation services and partner with trusted brands to help homeowners conceptualize, design, budget and project manage their renovation projects. We also offer a wide range of home needs services such as cleaning, painting and servicing to suit the upgrading and maintenance needs of homeowners. As part of our home services, we work with external partners to offer professional moving services to customers moving to a new residential or commercial property. In addition, we also provide assistance to foreign customers relocating from overseas to our country of operation, and we also advise such foreign customers on relevant rules and regulations to ensure compliance with the relevant laws and regulations and if applicable, that the tenancy agreement protects the rights and needs of the customer.

For the years ended December 31, 2020 and 2021, we generated revenue of approximately S$3.3 million and S$4.4 million, respectively, representing an annual growth of 31.2%. The majority of our revenue is derived from our brokerage services, which generated 86.9% and 85.2% of our total revenue for the years ended December 31, 2020 and 2021, respectively. The remaining 13.1% and 14.8% of our total revenue for the years ended December 31, 2020 and 2021, respectively, were derived from our emerging and other services offerings, such as renovation and home services, mortgage services, legal services and insurance services.

For the financial year ended December 31, 2021 and 2022, we generated revenue of approximately S$4.4 million and S$7.0 million, respectively, representing an annual growth of 60.4%. Our revenue generated by brokerage services constituted 85.2% and 43.7% of our total revenue for the financial year ended December 31, 2021 and 2022, respectively. Our revenue generated by emerging and other services constituted 14.8% and 56.3% of our total revenue for the financial year ended December 31, 2021 and 2022, respectively.

Competitive Strengths

We believe we have the following competitive strengths, which have enabled us to become a leading player in the property technology industry in Singapore, according to Frost & Sullivan:

Integrated Platform with End-to-End Property Solutions and Services

According to Frost & Sullivan, we are a leading property technology company in Singapore which provides a comprehensive suite of end-to-end property solutions and services through a single, integrated platform. Our platform functions as a one-stop-shop solution to serve all of our customers’ property-related needs. We believe this provides us with a strong competitive edge as compared to our peers, which may only provide services in respect of one segment of the property transaction.

Ability to Develop Advanced Property Transaction Technology and Infrastructure

We are able to develop advanced technologies for property transactions and services in order to maintain our competitive edge. We have developed a suite of wide-ranging proprietary technology and infrastructure, which enables us to automate approximately 80% of the work that a regular property agent is usually required to do under a traditional real estate business model, such as sourcing for new leads, scheduling, advertising, demand-supply matching, and targeted marketing for our other services. We deemed these as proprietary, as such technology products are developed in-house by our team and are therefore unique to the Company.

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Highly Scalable Business Model

We have a highly scalable business model and are able to adapt our service offerings to cater to prevailing market and technology trends, so as to maintain our competitive edge. Our business is predominantly generated through our online website and mobile application platforms, which allows us to expand rapidly into new jurisdictions in a quick and cost-efficient manner, by adapting the same technology and online platform. Our ability to capture rapid growth is demonstrated by our expansion into Malaysia in 2019 just three (3) years after our inception in 2016.

Proprietary Technology Platform Built on Powerful Data Insights Focusing on User Experience

We have built an intuitive and user-friendly interface for both our website and mobile application that clearly catalogs our end-to-end service offerings to users. We believe the reliability and scalability of our technology stems from the combination of proprietary in-house and third-party technologies, which allows us to handle high levels of data flow. We deemed these as proprietary, as such technology products are developed in-house by our team and are therefore unique to the Company.

Experienced Management Team with Proven Track Record for Innovations and Execution

Our management team has extensive industry knowledge, experience and operational expertise. Our Group is founded and led by our Chief Executive Officer, Ms. Rhonda Wong and our Chief Operating Officer, Ms. Race Wong. In her capacity as Chief Executive Officer, Ms. Rhonda Wong is responsible for managing the day-to-day operations, developing the business plan, strategic goals and strategies of our Group and overseeing and evaluating the overall growth and performance of the Group. As Chief Operating Officer, Ms. Race Wong is responsible for the overall strategic product direction and development, overseeing key product development and management, marketing strategy and the development of marketing materials.

Transaction-Based Compensation to Incentivize High Service Standards

Our Super Agents are paid incentives based on the number of transactions completed in a year, as opposed to the traditional real estate agency model, where property agents earn commissions based on the value of the property being transacted. Our transaction-based incentive model seeks to ensure that our Super Agents provide high standards of service to all of our customers, regardless of transaction value. We believe that this ensures that our Super Agents are more accountable for every property transaction, and ultimately builds long-term trust and confidence in the Ohmyhome platform as the go-to platform for housing-related transactions.

Growth Strategies

Our principal objective is to provide a comprehensive, one-stop affordable and efficient property services to our customers and to sustain a continuous growth in our business and to capture market share by growing into other countries in Southeast Asia with the following strategies:

Increasing our service offerings and becoming a property “SuperApp”

We endeavor to provide a one-stop property solutions platform that addresses all of our customers’ needs along their property journey, from the initial listing of the property to the actual property transaction and related services, as well as post-transaction services such as renovation, moving and maintenance.

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Increasing our market presence and expanding our geographical market reach

Based on the CEA’s public database of agent transactions and the Company’s staff list, we believe that we are one of the top six (6) agencies in Singapore in terms of HDB transactions in 2021 (CEA Salespersons’ Property Transaction Records (Residential) as at May 30, 2022: https://data.gov.sg/dataset/cea-salesperson-residential-transaction-record) out of over 1,102 agencies established in Singapore as of 2021 according to Frost & Sullivan. We intend to continue to expand our geographical reach by entering into new high-growth markets across Southeast Asia. We will continue to search for opportunities in the Southeast Asia region where we see a tangible application for our platform and services, particularly in markets where the property technology sector remains largely untapped, to allow us to establish our overall reputation and market presence as the trusted and leading platform for all property-related services and solutions across Southeast Asia.

Continue to develop our platform and infrastructure to enhance user experience

We seek to continuously strengthen our technologies to improve our platform and solutions we can offer to our customers. To this end, we intend to invest in research and development to enhance our technology capabilities and service offerings.

Expansion into new and complementary service offerings

We also believe we can leverage on our existing know-how, market reputation and infrastructure to expand into new and complementary businesses in the future, such as business-to-business (B2B) property-related services, the provision of property management services, or the provision of investment management services for foreign investors seeking to invest in local property. Depending on available opportunities, feasibility and market conditions, we may explore joint ventures, strategic alliances, acquisitions or investment opportunities at the relevant time with parties who have the relevant expertise or technical know-how in providing products and services in such new and complementary businesses. We may also consider expanding into these new and complementary businesses through organic growth.

Risks and Challenges

Investing in our Ordinary Shares involves risks. You should carefully consider all of the information in this prospectus described under “Risk Factors” and under “Item 3. Key Information - D. Risk Factors” in the 2022 20-F before making an investment in our Ordinary Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Ordinary Shares would likely decline, and you may lose all or part of your investment. Below please find a summary of the principal risks we face, organized under relevant headings.

These risks include but are not limited to the following:

Risks Related to Our Business and Industry

●	We are dependent on our Super Agents, in-house employees and our third party business partners on our platform to provide quality services to customers.

●	We may be unable to maintain our relationships with our existing third party business partners and/or develop relationships with new third party partners.

●	We may be unable to generate profit in the future or at all.

●	Our independent registered public accounting firm expressed substantial doubt regarding our ability to continue as a going concern. Our ability to continue as a going concern requires that we obtain sufficient funding to finance our operations.

●	We operate in a highly competitive industry and we face competition from other industry players.

●	Our business is affected by technological changes and developments.

●	Our business model and growth strategy depends on our ability to attract home buyers and home sellers to our online platform in a cost-effective manner.

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●	We rely heavily on Internet search engines and mobile application stores to direct traffic to our website and our mobile application.

●	The proper functioning and reliability of our online platform is essential to our business.

●	If we fail to adopt new technologies or adapt our platform and systems to changing user requirements or emerging industry standards, our business may be materially and adversely affected.

●	We depend on the reliable performance of third party networks and mobile infrastructure.

Risks Related to Our Ordinary Shares

●	An active trading market for our Ordinary Shares may not be established or, if established, may not continue and the trading price for our Ordinary Shares may fluctuate significantly.

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.

●	As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

●	If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud.

●	We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

●	Certain judgments obtained against us by our shareholders may not be enforceable.

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements applicable to other public companies that are not emerging growth companies.

●	If securities or industry analysts do not publish research or reports about our business causing us to lose visibility in the financial markets or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

●	We may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

Corporate Information

We were incorporated in the Cayman Islands on July 19, 2022. Our registered office in the Cayman Islands is at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111 Cayman Islands. Our principal executive office is at 11 Lorong 3 Toa Payoh, Block B, #04-16/21, Jackson Square, Singapore 319579. Our telephone number at this location is +65 6886 9009. Our principal website address is https://ohmyhome.com. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforceability of Civil Liabilities” for more information.

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Corporate Structure

The chart below sets out our corporate structure.

Note 1: The remaining 51% interest is held by Ms. Wong Wan Chin, sister of Ms. Rhonda Wong and Ms. Race Wong.

Note 2: The remaining 51% interest is held by Ohmyhome Principal Sdn. Bhd., a company owned equally by Khor Siew Keng and Mun Shei Ngee, both Independent Third Parties.

*Where less than 50% of the equity of an investee is held, the Company (through its subsidiaries) holds significantly more voting rights than any other vote holder or organized company of vote holders. An assessment has been made, taking into account all the factors relevant to the relationship with the investee, to ascertain control has been established and the investee should be consolidated as a subsidiary of the Company.

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Implications of Our Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to provide only two years of selected financial information (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and

●	an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act, on the effectiveness of our internal control over financial reporting.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year in which the fifth anniversary of the completion of the initial public offering occurs; (b) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.235 billion; (c) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700.00 million as of the prior December 31; and (d) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Implications of Our Being a Foreign Private Issuer

Upon completion of the initial public offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq. Following the initial public offering, we will rely on home country practice to be exempted from certain of the corporate governance requirements of the Nasdaq, namely (i) a majority of the Directors on our board of Directors are not required to be independent Directors; (ii) there will not be a necessity to have regularly scheduled executive sessions with independent Directors; and (iii) there will be no requirement for the Company to obtain Shareholder approval prior to an issuance of securities in connection with (a) the acquisition of stock or assets of another company; (b) equity-based compensation of officers, directors, employees or consultants; (c) a change of control; and (d) transactions other than public offerings.

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The Offering

Ordinary Shares Offered by the Selling Shareholder	975,000 Ordinary Shares.
Ordinary Shares Outstanding Before the Offering	19,050,000 (1)
Ordinary Shares Outstanding After the Offering	19,050,000 (1)

Offering Price	Our Ordinary Shares are listed on the Nasdaq Capital Market and, once, and if, there is an established market for these resale shares, the Selling Shareholder may sell the resale shares from time to time at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

Terms of the offering	The Selling Shareholder will determine when and how it will sell the securities offered in this prospectus.
Use of proceeds	We are not selling any Ordinary Shares covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the Ordinary Shares covered by this prospectus.

Risk Factors	Investing in our Ordinary Shares involves risks. See “Risk Factors” beginning on page 14 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

Listing	We have received the approval letter from Nasdaq Stock Market LLC (“Nasdaq”) to have our Ordinary Shares listed on the Nasdaq Capital Market.

Trading symbol	OMH.

Transfer agent	Vstock Transfer, LLC

(1) The number of our Ordinary Shares outstanding as of the date of this prospectus, including 2,800,000 Ordinary Shares offered by us in a “firm commitment” public offering in March 2023.

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RISK FACTORS

Investing in our Ordinary Shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, other information contained in this prospectus, the risks described under “Item 3. Key Information - D. Risk Factors” in the 2022 20-F, which is herein incorporated by reference. In addition, you should consider the risk factors in any prospectus supplement. Such risks are not exhaustive, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

This prospectus also contains forward-looking statements having direct and/or indirect implications on our future performance. Our actual results may differ materially from those anticipated by these forward-looking statements due to certain factors, including the risks and uncertainties faced by us, as described below and elsewhere in this prospectus.

RISKS RELATING TO OUR SECURITIES

An active trading market for our Ordinary Shares may not be established or, if established, may not continue and the trading price for our Ordinary Shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Ordinary Shares will be established. If an active public market for our Ordinary Shares does not occur, the market price and liquidity of our Ordinary Shares may be materially and adversely affected. The public offering price for our Ordinary Shares in the initial public was determined by negotiation between us and the underwriter based upon several factors, and we can provide no assurance that the trading price of our Ordinary Shares after the initial public will not decline below the public offering price. As a result, investors in our Ordinary Shares may experience a significant decrease in the value of their shares.

We may not maintain the listing of our Ordinary Shares on the Nasdaq which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

We list our Ordinary Shares on the Nasdaq concurrently with the initial public offering. In order to continue listing our shares on the Nasdaq, we must maintain certain financial and share price levels and we may be unable to meet these requirements in the future. We cannot assure you that our shares will continue to be listed on the Nasdaq in the future.

If the Nasdaq delists our Ordinary Shares and we are unable to list our shares on another national securities exchange, we expect our shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

(a)	a limited availability of market quotations for our Ordinary Shares;

(b)	reduced liquidity for our Ordinary Shares;

(c)	a determination that our Ordinary Shares are “penny stock”, which will require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

(d)	a limited amount of news and analyst coverage; and

(e)	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Ordinary Shares are listed on the Nasdaq, U.S. federal law prevents or pre-empts the states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on the Nasdaq, we would be subject to regulations in each state in which we offer our shares.

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The trading price of the Ordinary Shares is likely to be volatile, which could result in substantial losses to investors.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalized company with relatively small public float after the initial public offering, we may experience greater stock price volatility, lower trading volume and less liquidity than large-capitalized companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices due to factors beyond our control. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for the Ordinary Shares may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings, cash flow;

●	fluctuations in operating metrics;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new solutions and services and expansions by us or our competitors;

●	termination or non-renewal of contracts or any other material adverse change in our relationship with our key customers or strategic investors;

●	changes in financial estimates by securities analysts;

●	detrimental negative publicity about us, our competitors or our industry;

●	additions or departures of key personnel;

●	release of lockup or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

●	regulatory developments affecting us or our industry; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which the Ordinary Shares will trade. Furthermore, the stock market in general experiences price and volume fluctuations that are often unrelated or disproportionate to the operating performance of companies like us. These broad market and industry fluctuations may adversely affect the market price of our Ordinary Shares. Volatility or a lack of positive performance in our Ordinary Shares price may also adversely affect our ability to retain key employees, most of whom have been granted share incentives.

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In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. If high spreads between the bid and ask prices of our Ordinary Shares exist at the time of a purchase, the stock would have to appreciate substantially on a relative percentage basis for an investor to recoup their investment. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional Ordinary Shares or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

In the past, shareholders of public companies have often brought securities class action suits against companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

We may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition to the risks addressed above in “— The trading price of the Ordinary Shares is likely to be volatile, which could result in substantial losses to investors,” our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices, given that we will have relatively small public floats after the initial public offering. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects.

Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our company’s financial performance and public image, negatively affect the long-term liquidity of our Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Ordinary Shares and understand the value thereof.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

The trading market for our shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts downgrade our shares, the market price for our shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our shares to decline.

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Short selling may drive down the market price of our Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we would have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings after the initial public offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our shares as a source for any future dividend income. Our Directors have complete discretion as to whether to distribute dividends, subject to certain requirements of Singapore and Malaysia law. Even if our Directors decide to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors as determined by our board of Directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value after the initial public offering or even maintain the price at which you purchased our Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

We are a non-U.S. corporation and, as such, we will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either:

(a)	at least 75% of our gross income for the year is passive income; or

(b)	the average percentage of our assets (determined at the end of each quarter) during the taxable year that produced passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

It is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. We treat our affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

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For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations”.

We may need additional capital, and we may be unable to obtain such capital in a timely manner or on acceptable terms, or at all.

Growing and operating our business will require significant cash investments, capital expenditures and commitments to respond to business challenges, including developing or enhancing new or existing services and technologies and expanding our infrastructure. If cash on hand, cash generated from operations, and the net proceeds from the initial public offering are not sufficient to meet our cash and liquidity needs, we may need to seek additional capital, potentially through debt or equity financings. We may not be able to raise required cash on terms acceptable to us, or at all. Such financings may be on terms that are dilutive or potentially dilutive to our shareholders, and the prices at which new investors would be willing to purchase our securities may be lower than the initial public offering price of the initial public offering or the then-current market price per share of our Ordinary Shares. The holders of new securities may also have rights, preferences, or privileges that are senior to those of existing stockholders. If new financing sources are required, but are insufficient or unavailable, we may need to modify our growth and operating plans and business strategies based on available funding, if any, which would harm our ability to grow our business.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company”, as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have already adopted certain new and revised accounting standards based on transition guidance permitted under such standards. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

(a)	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

(b)	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

(c)	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

(d)	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four (4) months after the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

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As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq. These practices may afford less protection to Shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq. Following the initial public offering, we will rely on home country practice to be exempted from certain of the corporate governance requirements of the Nasdaq, namely (i) a majority of the Directors on our board of Directors are not required to be independent Directors; (ii) there will not be a necessity to have regularly scheduled executive sessions with independent Directors; and (iii) there will be no requirement for the Company to obtain Shareholder approval prior to an issuance of securities in connection with (a) the acquisition of stock or assets of another company; (b) equity-based compensation of officers, directors, employees or consultants: (c) a change of control; and (d) transactions other than public offerings.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

As discussed above, we are a foreign private issuer under the Exchange Act, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on June 30, 2023. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our Directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements, and our officers, Directors and 10% shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

We will incur significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on the Nasdaq.

We will incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company under the JOBS Act. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

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You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our Amended and Restated Articles of Association, the Companies Act and the common law of the Cayman Islands. The rights of Shareholders to take action against our Directors and us, actions by minority Shareholders and the fiduciary duties of our Directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which are generally of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our Shareholders and the fiduciary duties of our Directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States, and provide significantly less protection to investors. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the Amended and Restated Articles of Association) or to obtain copies of lists of shareholders of these companies. Our Directors are not required under our Amended and Restated Articles of Association to make our corporate records available for inspection by our Shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a Shareholder resolution or to solicit proxies from other Shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as U.S. states. Currently, we plan to rely on home country practices with respect to any corporate governance matter. Accordingly, our Shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our Shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of Directors or controlling Shareholders than they would as shareholders of a company incorporated in a U.S. state. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in a U.S. state and their shareholders, see “Description of Share Capital— Differences in Corporate Law”.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

Prior to the initial public offering, we were a private company with limited accounting personnel. Furthermore, prior to the initial public offering, our management has not performed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud.

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of the Ordinary Shares.

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We are a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a burden on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify material weaknesses and deficiencies in our internal control over financial reporting. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis”.

In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from Nasdaq to regulatory investigations and to civil or criminal sanctions.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. In addition, all of our current Directors and officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a Shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our Directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforcement of Civil Liabilities”. As a result of all of the above, our Shareholders may have more difficulties in protecting their interests through actions against us or our officers, Directors or major Shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

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RISKS RELATING TO THE JURISDICTIONS WHERE WE OPERATE

Any adverse changes in the political, economic, legal, regulatory taxation or social conditions in the jurisdictions that we operate in or intend to expand our business may have a material adverse effect on our operations, financial performance and future growth.

Our business, prospects, financial condition and results of operations are dependent on and may be adversely affected by political, economic, social and legal developments that are beyond our control in each of the jurisdictions that we operate in or in which we intend to expand our business and operations. Such political and economic uncertainties may include risks of war, terrorism, nationalism, expropriation or nullification of contracts, changes in interest rates, economic growth, national fiscal and monetary policies, inflation, deflation, methods of taxation and tax policy. Negative developments in the socio-political climate of these regions may also adversely affect our business, prospects, financial condition and results of operations. These developments may include, but are not limited to, changes in political leadership, nationalization, price and capital controls, sudden restrictive changes to government policies, introduction of new taxes on goods and services and introduction of new laws, as well as demonstrations, riots, coups and war. These may result in the nullification of contracts and/or prohibit us from continuing our business operations.

The jurisdictions that we operate in or in which we intend to expand our business and operations may be in a state of rapid political, economic and social changes, and may also be subject to unforeseeable circumstances such as natural disasters and other uncontrollable events, which will entail risks to our business and operations if we are to expand in the region in the future. There can also be no assurance that we will be able to adapt to the local conditions, regulations and business practices and customs of the regions in which we operate in the future. Any changes implemented by the government of these regions resulting in, amongst others, currency and interest rate fluctuations, capital restrictions and changes in duties and taxes detrimental to our business could materially and adversely affect our business, prospects, financial condition and results of operations.

We are exposed to risks in respect of acts of war, terrorist attacks, epidemics, political unrest, natural disasters, adverse weather and other uncontrollable events.

Our business activities are principally carried out in Singapore and Malaysia, and we intend to expand our operations across new markets in Southeast Asia. Our geographic presence in Southeast Asia may make us vulnerable in the event of increased tension or hostilities in certain countries, including the countries in which our customers operate. In addition, unforeseeable circumstances and other factors such as power outages, labor disputes, severe weather conditions and natural or other catastrophes may disrupt our operations, and terrorist attacks or other acts of violence may further materially and adversely affect the global financial markets and business and consumer confidence. Any such events may cause damage or disruption to our business, markets, customers and suppliers, any of which could materially and adversely affect our business, prospects, financial condition and results of operations.

We are subject to evolving laws, regulations, standards and policies, and any actual or perceived failure to comply could harm our reputation and brand, subject us to significant fines and liability, or otherwise adversely affect our business.

The laws, regulations, standards and policies in the jurisdictions in which we operate or may in the future operate are continuously evolving. The costs of compliance, including remediation of any discovered issues and any changes to our operations regulated by new or amended laws, may be significant, and any failures to comply could result in additional expenses, delays or fines. As we expand our business into the new markets, we are in the process of reviewing the applicable laws and regulations in each jurisdiction, including required approvals, licenses and permits. Such laws, regulations, standards and policies continue to rapidly change, which increases the likelihood of a patchwork of complex or conflicting regulations, or which could increase our compliance costs or otherwise affect our business.

The interpretation and application of laws and regulations in the jurisdictions in which we operate involve uncertainties.

The courts in certain jurisdictions in which we operate or may in the future operate may offer less certainty as to the judicial outcome or a more protracted judicial process than is the case in more established economies. Businesses can become involved in lengthy court cases over simple issues when rulings are not clearly defined, and the poor drafting of laws and excessive delays in the legal process for resolving issues or disputes compound such problems. Accordingly, we could face risks such as (a) effective legal redress in the courts of such jurisdictions being more difficult to obtain, whether in respect of a breach of law or regulation, or in an ownership dispute; (b) a higher degree of discretion on the part of governmental authorities and therefore less certainty; (c) the lack of judicial or administrative guidance on interpreting applicable rules and regulations; (d) inconsistencies or conflicts between and within various laws, regulations, decrees, orders and resolutions; or (e) relative inexperience or unpredictability of the judiciary and courts in such matters.

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Enforcement of laws in some of the jurisdictions in which we operate or may in the future operate may depend on and be subject to the interpretation placed upon such laws by the relevant local authority, and such authority may adopt an interpretation of an aspect of local law which differs from the advice given to us by local lawyers or even previously by the relevant local authority itself. Furthermore, there is limited or no relevant case law providing guidance on how courts would interpret such laws and the application of such laws to our contracts, operations, licenses, license applications or other arrangements.

There can be no assurance that there will be no unfavorable interpretation or application of the laws in the jurisdictions in which we operate or that such interpretation or application will not adversely affect our contracts, operations, licenses, license applications or other legal arrangements. In certain jurisdictions, the commitment of local businesses, government officials and agencies and the judicial system to abide by legal requirements and negotiated agreements may be less certain and more susceptible to revision or cancellation, and legal redress may be uncertain or delayed. If the existing body of laws and regulations in the countries in which we operate are interpreted or applied, or relevant discretions exercised, in an inconsistent manner by the courts or applicable regulatory bodies, this could result in ambiguities, inconsistencies and anomalies in the enforcement of such laws and regulations, which in turn could hinder our long-term planning efforts and may create uncertainties in our operating environment.

Any limitations on the ability of our subsidiaries to pay dividends to us could have a material adverse effect on our ability to conduct our business.

We are a holding company incorporated in Singapore and operate certain parts of our businesses through our operating subsidiaries, including overseas operating subsidiaries. Therefore, the availability of funds to pay dividends to our shareholders depends upon dividends received from our subsidiaries. If our subsidiaries incur debts or losses, such indebtedness or loss may impair their ability to pay dividends or other distributions to us. As a result, our ability to pay dividends to our Shareholders will be restricted. Local laws and regulations have differing requirements and restrictions on the ability of a company to pay dividends to its shareholders. In addition, restrictive covenants in bank credit facilities or other agreements that we or our subsidiaries have entered into or may enter into in the future may also restrict the ability of our subsidiaries to provide capital or declare dividends to us.

Government regulation of loans and direct investments by our Company to our foreign subsidiaries may delay or prevent us from making loans or additional capital contributions, which could materially and adversely affect our liquidity and ability to expand our business and operations in such jurisdictions.

Local laws and regulations may also have differing requirements and restrictions on the ability of a foreign holding company to make loans, direct investments or additional capital contribution to our overseas operating subsidiaries. This may impede our ability to expand our business and operations and increase our presence in these jurisdictions where we are seeking to expand our business, and our future plans and growth may be adversely affected.

ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Singapore. All of the Directors and executive officers of our Company and the auditors of our Company reside outside the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

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We have appointed Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our Directors or executive officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our Directors or executive officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Singapore

There is uncertainty as to whether the courts of Singapore would (i) recognize or enforce judgments of United States courts obtained against us or our Directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Singapore against us or our directors or officers predicated upon the securities laws of the United States.

In making a determination as to enforceability of a judgment of the courts of the United States, and subject to the Singapore courts having jurisdiction over the judgment debtor, the Singapore courts would have regard to whether the judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, an in personam foreign judgment that is final and conclusive (that is, in general, a judgment that makes a final determination of rights between the parties and cannot be re-opened or altered by the court that delivered it, or be overridden by another body not being an appellate or supervisory body, although it may be subject to an appeal), given by a competent court of law having jurisdiction over the parties subject to such judgment, and for a fixed and ascertainable sum of money, may be enforceable as a debt in the Singapore courts under common law unless procured by fraud, or the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or the enforcement thereof would be contrary to fundamental public policy, or if the judgment would conflict with earlier judgment(s) from Singapore or earlier foreign judgment(s) recognized in Singapore, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws (save where any such component of the judgment can be duly severed from the rest of the judgment sought to be enforced). Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our Directors and officers. Singapore courts would not recognize or enforce judgments against us, our Directors and officers to the extent that doing so would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities law of the United States would be regarded by the Singapore courts as being pursuant to foreign penal, revenue or other public laws. Such a determination has yet to be made by a Singapore court in a reported decision.

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Malaysia

There is uncertainty as to whether the courts of Malaysia would (i) recognize or enforce judgments of United States courts obtained against us or our Directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Malaysia against us or our directors or officers predicated upon the securities laws of the United States.

In making a determination as to enforceability of a judgment of the courts of the United States, and subject to the Malaysian courts having jurisdiction over the judgment debtor, the Malaysian courts would have regard to whether the judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, an in personam foreign judgment that is final and conclusive (that is, in general, a judgment that makes a final determination of rights between the parties and cannot be re-opened or altered by the court that delivered it, or be overridden by another body not being an appellate or supervisory body, although it may be subject to an appeal), given by a competent court of law having jurisdiction over the parties subject to such judgment, and for a fixed and ascertainable sum of money, may be enforceable as a debt in the Malaysian courts under common law unless procured by fraud, or the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or the enforcement thereof would be contrary to fundamental public policy, or if the judgment would conflict with earlier judgment(s) from Malaysia or earlier foreign judgment(s) recognized in Malaysia, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws (save where any such component of the judgment can be duly severed from the rest of the judgment sought to be enforced). Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our Directors and officers. Malaysian courts would not recognize or enforce judgments against us, our Directors and officers to the extent that doing so would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities law of the United States would be regarded by the Malaysian courts as being pursuant to foreign penal, revenue or other public laws. Such a determination has yet to be made by a Malaysian court in a reported decision.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our Ordinary Shares by the Selling Shareholder. The Selling Shareholder will receive all of the net proceeds from the sales of Ordinary Shares offered by it under this prospectus. We have agreed to bear the expenses relating to the registration of the Ordinary Shares for the Selling Shareholder.

DIVIDENDS AND DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future.

We have adopted a dividend policy, according to which our board of Directors shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividends paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our board of Directors may consider relevant. The payment of dividends, in certain circumstances is also subject to the approval of our Shareholders, the Companies Act and our Amended and Restated Articles of Association as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio.

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Even if our board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of Directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Ordinary Shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Please refer to “Item 5. Operating and Financial Review and Prospects” of our 2022 20-F which is herein incorporated by reference.

HISTORY AND CORPORATE STRUCTURE

Please refer to “Item 4. Information on the Company” of our 2022 20-F which is herein incorporated by reference.

BUSINESS

Please refer to “Item 4. Information on the Company - B. Business Overview” and “Item 6. Directors, Senior Management and Employees - D. Employees” of our 2022 20-F which is herein incorporated by reference.

REGULATORY ENVIRONMENT

Please refer to “Item 4. Information on the Company - B. Business Overview - Regulations” of our 2022 20-F which is herein incorporated by reference.

MANAGEMENT

Please refer to “Item 6. Directors, Senior Management and Employees” of our 2022 20-F which is herein incorporated by reference.

PRINCIPAL SHAREHOLDERS

Please refer to “Item 6. Directors, Senior Management and Employees - E. Share Ownership” of our 2022 20-F which is herein incorporated by reference.

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RELATED PARTY TRANSACTIONS

Please refer to “Item 7. Major Shareholders and Related Party Transactions - B. Related Person Transactions” of our 2022 20-F which is herein incorporated by reference.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association, as amended from time to time, the Companies Act, and the common law of Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$500,000 divided into 500,000,000 shares, par value of US$0.001 each. As of the date of this prospectus, 19,050,000 Ordinary Shares are issued.

All of our shares issued and outstanding are fully paid. Each ordinary share of the Company shall entitle its holder to one (1) vote.

Our Amended and Restated Memorandum and Articles of Association

We have, on November 28, 2022, adopted the Amended and Restated Articles of Association. The following are summaries of material provisions of the Amended and Restated Articles of Association and of the Companies Act, insofar as they relate to the material terms of our Ordinary Shares.

Objects of Our Company. Under the Amended and Restated Articles of Association, the objects of our Company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our Shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. The Amended and Restated Articles of Association provides that dividends may be declared and paid out of the funds of our Company lawfully available therefor. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Each ordinary share of the Company shall entitle its holder to one (1) vote. Voting at any meeting of Shareholders is by way of a poll save that in the case of a physical meeting, the chairman of the meeting may decide that a vote be on a show of hands unless a poll is demanded by:

●	at least three Shareholders present in person or by proxy or (in the case of a Shareholder being a corporation) by its duly authorized representative for the time being entitled to vote at the meeting;

●	Shareholder(s) present in person or by proxy or (in the case of a Shareholder being a corporation) by its duly authorized representative representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

●	Shareholder(s) present in person or by proxy or (in the case of a Shareholder being a corporation) by its duly authorized representative and holding Ordinary Shares in us conferring a right to vote at the meeting being Ordinary Shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all Ordinary Shares conferring that right.

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An ordinary resolution to be passed at a meeting by the Shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to Ordinary Shares, a reduction of our share capital and the winding up of our Company. Our Shareholders may, among other things, divide or combine their Ordinary Shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call Shareholders’ annual general meetings. The Amended and Restated Articles of Association provides that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our Directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our board of Directors in its absolute discretion.

Shareholders’ general meetings may be convened by the chairperson of our board of Directors or by a majority of our board of Directors. Advance notice of not less than ten clear days is required for the convening of our Shareholders’ annual general meeting (if any) and any other general meeting of our Shareholders. A quorum required for any general meeting of Shareholders consists of, at the time when the meeting proceeds to business, two Shareholders holding Ordinary Shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding Ordinary Shares in our Company entitled to vote at such general meeting.

The Companies Act does not provide Shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Amended and Restated Articles of Association provide that upon the requisition of any one or more of our Shareholders holding Ordinary Shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding Ordinary Shares of our Company entitled to vote at general meetings, our board of Directors will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, the Amended and Restated Articles of Association does not provide our Shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such Shareholders.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our Shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form designated by the relevant stock exchange or any other form approved by our board of Directors. Notwithstanding the foregoing, Ordinary Shares may also be transferred in accordance with the applicable rules and regulations of the relevant stock exchange.

Our board of Directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our board of Directors may also decline to register any transfer of any Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of Directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

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If our Directors refuse to register a transfer they shall, within two (2) months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and the register closed at such times and for such periods as our board of Directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board of Directors may determine.

Liquidation. On the winding up of our Company, if the assets available for distribution amongst our Shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our Shareholders in proportion to the par value of the Ordinary Shares held by them at the commencement of the winding up, subject to a deduction from those Ordinary Shares in respect of which there are monies due, of all monies payable to our Company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our Shareholders in proportion to the par value of the Ordinary Shares held by them.

Calls on Shares and Forfeiture of Ordinary Shares. Our board of Directors may from time to time make calls upon Shareholders for any amounts unpaid on their shares in a notice served to such Shareholders at least 14 days prior to the specified time and place of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of Directors. Our Company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of Directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our Company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. The Amended and Restated Articles of Association authorizes our board of Directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

The Amended and Restated Articles of Association also authorizes our board of Directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

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Our board of directors may issue preference shares without action by our Shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records. Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of Shareholders or our corporate records. However, the Amended and Restated Articles of Association have provisions that provide our Shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information”.

Anti-Takeover Provisions. Some provisions of the Amended and Restated Articles of Association may discourage, delay or prevent a change of control of our company or management that Shareholders may consider favorable, including provisions that:

●	authorizing our board of Directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our Shareholders; and

●	limiting the ability of Shareholders to requisition and convene general meetings of Shareholders.

However, under Cayman Islands law, our Directors may only exercise the rights and powers granted to them under the Amended and Restated Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

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Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved (i) in the case of a shareholder scheme, by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and (ii) in the case of a creditor scheme only, by a majority in number of each class of creditors with whom the arrangement is to be made and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four (4) months, the offeror may, within a two (2)-month period commencing on the expiration of such four (4)-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our post-offering memorandum and articles of association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering memorandum and articles of association.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our post-offering amended and restated articles of association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our post-offering amended and restated articles of association and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Amended and Restated Articles of Association allows our Shareholders holding Ordinary Shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding Ordinary Shares of our Company entitled to vote at general meetings to requisition an extraordinary general meeting of our Shareholders, in which case our board of Directors is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a Shareholders’ meeting, the Amended and Restated Articles of Association does not provide our Shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call Shareholders’ annual general meetings.

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Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our post-offering amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our post-offering amended and restated articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our post-offering memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

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Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our post-offering memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our post-offering memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuances

Other than the issuance of securities in connection with the reorganization and the initial public offering, we have not issued any securities in the past three (3) years.

SHARES ELIGIBLE FOR FUTURE SALE

All of the Ordinary Shares sold in this offering by the Company will be freely transferable in the United States, without restriction or further registration under the Securities Act, by persons other than our “affiliates”. Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. All of our Ordinary Shares outstanding immediately prior to the completion of the initial public offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Ordinary Shares acquired in this offering by our affiliates.

Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market prices of our Ordinary Shares. Prior to the initial public offering, there has been no public market for our Ordinary Shares, and while we have received the approval letter from Nasdaq to have our Ordinary Shares listed on the Nasdaq Capital Market, we cannot assure you that a regular trading market will develop in the Ordinary Shares.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than 12 months but not more than one year may sell such Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than one year may freely sell our Ordinary Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our Ordinary Shares for at least six (6) months, may sell within any three (3)-month period a number of restricted securities that does not exceed the greater of the following:

●	1.0% of the then outstanding Ordinary Shares; or

●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

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MATERIAL TAX CONSIDERATIONS

Please refer to “Item 10. Additional Information - E. Taxation” of our 2022 20-F which is herein incorporated by reference.

SELLING SHAREHOLDER

The Ordinary Shares being offered for resale by the Selling Shareholder consist of a total of 975,000 Ordinary Shares, which were purchased by the Selling Shareholder on May 5, 2016.

The following table sets forth the name of the Selling Shareholder, the number and percentage of Ordinary Shares beneficially owned by the Selling Shareholder, the number of Ordinary Shares that may be sold in this offering and the number and percentage of Ordinary Shares the Selling Shareholder will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the named Selling Shareholder. We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholder.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering	Percentage Ownership After Offering(1)

Anthill (1)	9,390,406	49.3%	975,000	8,415,406	44.18%

(1)	Based on 19,050,000 Ordinary Shares issued and outstanding as of the date of this prospectus, including the 2,800,000 Ordinary Shares offered by us in a “firm commitment” public offering in March 2023.

The Selling Shareholder named above acquired its Ordinary Shares from the Company, and is the 49.3% shareholder of the Company.

SELLING SHAREHOLDER PLAN OF DISTRIBUTION

Our Ordinary Shares are listed on the Nasdaq Capital Market and, once, and if, there is an established market for these resale shares, the Selling Shareholder may sell the resale shares from time to time at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

The Selling Shareholder may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share; and
●	a combination of any such methods of sale.

The Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of the Ordinary Shares owned by it and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholder under this prospectus. The Selling Shareholder also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Ordinary Shares or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholder may also sell our Ordinary Shares short and deliver these securities to close out it short positions, or loan or pledge the Ordinary Shares to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholder from the sale of the Ordinary Shares offered by them will be the purchase price of the Ordinary Shares less discounts or commissions, if any. The Selling Shareholder reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved, and in no case will the maximum compensation received by any broker-dealer exceed seven percent (7%).

The Selling Shareholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, agents, or broker-dealers, and Selling Shareholder who is affiliate of broker-dealers, that participate in the sale of the Ordinary Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between the Selling Shareholder and any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling Shareholder” for description of any material relationship that a shareholder has with us and the description of such relationship.

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To the extent required, the shares of our Ordinary Shares to be sold, the name of the Selling Shareholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholder and its affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses that we expect to incur in connection with the offering. All amounts are estimates.

SEC Registration Fee	$540	*
Legal Fees and Expenses	$2,500
Total	$3,040

* Previously paid when registering the resale shares in the resale F-1, as amended, which went effective on March 20, 2023 (Registration No. 333-268691).

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters of U.S. federal securities and New York state law. The validity of the ordinary shares offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Legal matters as to Singapore law will be passed upon for us by Rajah & Tann Singapore LLP. Ortoli Rosenstadt LLP may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law and Rajah & Tann Singapore LLP with respect to matters governed by Singapore law.

EXPERTS

The consolidated financial statements of Ohmyhome Limited for the years ended December 31, 2022 and 2021, as incorporated by reference herein and elsewhere in the registration statement have been so included in reliance on the report of WWC, P. C., independent registered public accounting firm, as set forth in their report thereon appearing in the Annual Report, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The offices of WWC, P. C. are located at 2010 Pioneer Court, San Mateo, CA 94403.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference into this prospectus the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):

● our Annual Report on Form 20-F for the year ended December 31, 2022 (File No. 001-41647), filed on April 27, 2023 (including any exhibits, except where otherwise noted); and

● our Reports on Form 6-K furnished to the SEC on April 27, 2023, May 15, 2023, and May 16, 2023 that we incorporate by reference into this prospectus.

Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

Ohmyhome Limited

11 Lorong 3 Toa Payoh

Block B, #04-16/21, Jackson Square

Singapore 319579

+65 6886 9009

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Until [●], 2023 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

975,000 Ordinary Shares

OHMYHOME LIMITED

Prospectus dated May 31, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and Directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

Founding Transactions

Ohmyhome Limited was incorporated in the Cayman Islands on July 19, 2022, under the Companies Act as an exempted company with limited liability. Our authorized share capital is US$500,000 divided into 500,000,000 Ordinary Shares, par value US$0.001 each. We issued 9,390,406; 284,806; 58,693; 344,593; 591,395; 230,215; 1,785,941; 460,429; 118,662; 122,307; 1,227,446; 292,280; 301,120; 625,024 and 416,683 shares to Anthill, Ang Yen Ney, Anthony Craig Bolger, Ong Eng Yaw, Primefounders Pte. Ltd., Teo Khiam Chong, Vienna Management Ltd., Wang Yu Huei, K3 Ventures Pte. Ltd., Lee Kwi Thai, GEC Tech Ltd., Chew Kwee San, Fong Cheng Kee, Swettenham Blue Pte. Ltd. and Tsai Chun-Chia, respectively, as founders shares. None of the offerees is a U.S. person. The transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in Regulation S thereof.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See Exhibit Index beginning on page II-3 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

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(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the placement method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

8)	That, for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit No.	Description of document

3.1**	Amended and Restated Memorandum and Articles of Association
5.1**	Opinion of Conyers Dill & Pearman, Cayman Islands counsel to the Registrant, regarding the validity of securities being registered
10.1**	Form of Director Offer Letter
10.2**	Chief Executive Officer Employment Agreement
10.3**	Chief Financial Officer Employment Agreement
10.4**	Chief Operating Officer Employment Agreement
10.5**	Loan Agreement between the Company and Vienna Management Ltd
14.1**	Code of Business Conduct and Ethics of the Registrant
21.1**	List of Subsidiaries of the Registrant
23.1+	Consent of WWC, P.C.
23.2**	Consent of Conyers Dill & Pearman (included in Exhibits 5.1)
23.3**	Consent of Rajah & Tann Singapore LLC (included in Exhibit 99.1)
23.4**	Consent of Frost & Sullivan
23.5**	Consent of Christopher & Lee Ong (included in Exhibit 99.2)
99.1**	Opinion of Rajah & Tann Singapore LLC regarding Singapore legal matters
99.2**	Opinion of Christopher & Lee Ong regarding Malaysia legal matters
99.3**	Consent of Lee Wei Loon
99.4**	Consent of Tan Wei Reng, Galven
99.5**	Consent of Lim Khoon
107**	Calculation of Registration Fee

+	Filed herewith.
**	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on May 31, 2023.

OHMYHOME LIMITED

By:	/s/ Rhonda Wong
Name:	Rhonda Wong
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	May 31, 2023
/s/ Rhonda Wong
Rhonda Wong
Chief Executive Officer and Director (Principal Executive Officer)

Date:	May 31, 2023
/s/ Race Wong
Race Wong
Chief Operating Officer and Director

Date:	May 31, 2023
/s/ Cui Kewei Joshua
Cui Kewei Joshua
Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer, Controller)

Date:	May 31, 2023
/s/ Loh Kim Kang David
Loh Kim Kang David
Chairman of the board and Director

Date:	May 31, 2023
/s/ Lee Wei Loon
Lee Wei Loon
Director

Date:	May 31, 2023
/s/ Lim Khoon
Lim Khoon
Director

Date:	May 31, 2023
/s/ Tan Wei Reng, Galven
Tan Wei Reng, Galven
Director

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SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, NY, United States of America on May 31, 2023.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

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